UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): March 3, 1999


                           THE TRANSLATION GROUP, LTD.
             (Exact Name of Registrant as Specified in its Charter)


      Delaware               000-21725                       23-3382869
(State of Incorporation) (Commission File Number)          (IRS Employer
                                                       (Identification Number)




      30 Washington Avenue
      Haddonfield, NJ                                            08033
     (Address of Principle Executive Offices                  (Zip Code)


                                 (609) 795-8669
               (Registrant's Telephone Number, Including Area Code



              (Former Name, Former Address, and Former Fiscal Year,
                          If Changed Since Last Report)

         Item 4.  Changes in Registrant's Certifying Accountant.


         Pursuant to Item 304 of Regulation S-K, the Company makes the following representations:

                    Item 304 (a) (1)

                    (i) On March 3, 1999, by mutual agreement of the Company and Richard A. Eisner & Company, LLP ("Eisner"), 575 Madison Avenue, New York, NY 10022-2597, the Company finalized the decision not to retain Eisner to audit the Company's financial statements for the year ended March 31, 1999.

                    (ii) Eisner's report on the Company's  financial  statements for the prior year did not contain either an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

                    (iii)The change in accountants  was approved by the Board of
                         Directors of the Company.

                    (iv) During  the  Company's  most  recent  fiscal  year  and subsequent interim period up to the date of the change of accountants, there were no disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Eisner, would have caused Eisner to make a reference to the subject matter of the disagreement(s) in connection with their report.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

           Date:  March 10, 1999

                                          THE TRANSLATION GROUP, LTD.

                                          By: /s/___________________
                                          Charles D. Cascio
                                          President and CEO